UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                       AMENDMENT TO APPLICATION OR REPORT
                     Pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends its Current Report on Form 8-K dated March 27, 1998, which was filed with the Securities and Exchange Commission on April 13, 1998, to include the Consolidated Financial Statements of Businesses Acquired, the Consolidated Pro Forma Financial Statements and Notes thereto, and Exhibits as set forth on the pages attached hereto.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)       Financial Statements of Businesses Acquired
         (b)       Pro Forma Financial Information
         (c)       Exhibits
                           (23)      Consent of Experts


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                              UNITED DOMINION REALTY TRUST, INC.
                                                        (Registrant)



                               /s/ James Dolphin
                               -------------------------------------
                               James Dolphin
                               Executive Vice President, Chief Financial Officer and Chief Accounting Officer









Date:    June 12, 1998





ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        Description                                                 Location
        -----------                                                 --------
(a)     Financial Statements of Businesses Acquired               3 through 19

(b)     Pro Forma Financial Information                          20 through 29

(c)     Exhibits
        (23)     Consent of Independent Public Accountants             30




Incorporation of Certain Other Information By Reference

The following documents (File No. 1-9646) filed by ASR Investment Corporation ("ASR") with the Securities and Exchange Commission under the Exchange Act are hereby incorporated by reference into this Form 8-K: (i) ASR's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission on April 15, 1998 and (ii) ASR's pro forma financial statements included in ASR's Current Report on Form 8-K/A No. 1 dated October 27, 1997 filed with the Securities and Exchange Commission on January 6, 1998, as filed under the Exchange Act including any amendments or reports filed for the purpose of updating such description.

                          ASR INVESTMENTS CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                         -----
Independent Auditors' Report .........................................................    F-2
Consolidated Balance Sheets as of December 31, 1997 and 1996 .........................    F-3
Consolidated Statements of Operations for the years ended December 31, 1997,
 1996 and 1995 .......................................................................    F-4
Consolidated Statements of Cash Flows for the years ended December 31, 1997,
 1996 and 1995 .......................................................................    F-5
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997,
 1996 and 1995 .......................................................................    F-6
Notes to Consolidated Financial Statements ...........................................    F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of ASR Investments Corporation.

     We have audited the accompanying consolidated balance sheets of ASR Investments Corporation as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Tucson, Arizona
February 27, 1998
(March 27, 1998 as to Note 12)

                          ASR INVESTMENTS CORPORATION
                          Consolidated Balance Sheets
                          December 31, 1997 and 1996
                             (Dollars in Thousands)


                                                                          1997            1996
                                                                          ----            ----
Assets
 Real estate investments:
   Land ...........................................................    $   50,855     $   15,514
   Buildings and improvements .....................................       225,624         58,476
   Construction in progress .......................................                       14,694
   Land held for development ......................................           925            925
   Investments in joint ventures ..................................                        2,811
   Other real estate ..............................................           771          1,022
                                                                       ----------     ----------
      Total real estate investments ...............................       278,175         93,442
   Accumulated depreciation .......................................       (13,843)        (7,504)
                                                                       ----------     ----------
      Real estate investments, net of depreciation ................       264,332         85,938
 Cash and cash equivalents ........................................         2,987          2,403
 Mortgage assets ..................................................                        5,039
 Restricted cash ..................................................         8,825          2,930
 Deferred loan fees ...............................................         1,461          1,090
 Goodwill .........................................................         1,356
 Other assets .....................................................         1,782            396
                                                                       ----------     ----------
      Total assets ................................................    $  280,743     $   97,796
                                                                       ==========     ==========
Liabilities
 Real estate notes payable ........................................    $  173,153     $   48,855
 Construction loan payable ........................................                          255
 Short-term borrowings ............................................                        2,014
 Construction costs payable .......................................                        1,581
 Security deposits and deferred rental income .....................         2,271            644
 Other liabilities ................................................         8,330          4,345
                                                                       ----------     ----------
      Total liabilities ...........................................       183,754         57,694
                                                                       ----------     ----------
Commitments and Contingencies (Notes 2, 3 and 4)
Minority Interest of Unitholders in Operating Partnership .........        18,454
                                                                       ----------
Stockholders' Equity
 Common Stock, par value $.01 per share, 40,000,000 shares
   authorized; 5,174,799 and 3,307,892 shares issued ..............            51             33
 Additional paid in capital .......................................       193,415        155,964
 Deficit ..........................................................      (111,636)      (112,964)
 Stock note receivable ............................................          (267)          (385)
 Treasury stock -- 184,742 and 160,742 shares .....................        (3,028)        (2,546)
                                                                       ----------     ----------
      Total stockholders' equity ..................................        78,535         40,102
                                                                       ----------     ----------
   Total liabilities and stockholders' equity .....................    $  280,743     $   97,796
                                                                       ==========     ==========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION
                     Consolidated Statements of Operations
             For the Years Ended December 31, 1997, 1996 and 1995
                                (In thousands)


                                                                            1997         1996         1995
                                                                            ----         ----         ----
Real Estate Operations
 Rental and other income ............................................    $ 33,034      $ 14,581     $ 14,034
                                                                         --------      --------     --------
 Operating and maintenance expenses .................................      11,629         5,404        5,259
 Real estate taxes and insurance ....................................       3,448         1,451        1,460
 Interest expense on real estate mortgages ..........................      10,054         4,348        4,387
 Depreciation and amortization ......................................       6,335         2,819        2,692
                                                                         --------      --------     --------
      Total operating expenses ......................................      31,466        14,022       13,798
                                                                         --------      --------     --------
 Income from real estate ............................................       1,568           559          236
                                                                         --------      --------     --------
 Gain on sale of real estate ........................................         474
                                                                         --------
Mortgage Assets
 Prospective yield income ...........................................         588         2,630        3,884
 Income from redemptions and sales ..................................      16,650         9,461        5,302
 Interest expense ...................................................         (25)         {181)        (347)
                                                                         --------      --------     --------
 Income from mortgage assets ........................................      17,213        11,910        8,839
                                                                         --------      --------     --------
Income Before Administrative Expenses, Acquisition Related
 Expenses, Other Income (Expense) And Minority Interests Of
 Unitholders In Operating Partnership ...............................      19,255        12,469        9,075
 Administrative expenses ............................................      (3,114)       (3,203)      (2,983)
 Acquisition related expenses .......................................      (6,684)         (381)
 Other income (expense), net ........................................         732           (44)         462
                                                                         --------      --------     --------
Income Before Minority Interests Of Unitholders In Operating
 Partnership ........................................................    $ 10,189      $  8,841        6,554
 Minority interests of unitholders in operating partnership .........        (355)
                                                                         --------      --------     --------
Net Income ..........................................................    $  9,834      $  8,841     $  6,554
                                                                         ========      ========     ========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION
                     Consolidated Statements of Cash Flows
             For the Years Ended December 31, 1997, 1996 and 1995
                                 (In Thousands)


                                                                   1997           1996          1995
                                                                   ----           ----          ----
OPERATING ACTIVITIES
Net income ...................................................  $   9,834      $   8,841      $  6,554
Principal noncash charges
 Depreciation and amortization ...............................      6,905          3,271         3,028
 Minority interests of unitholders in operating partnership ..        355
 Acquisition related expenses ................................      5,250
 Gain on sale of real estate .................................       (474)
 Reversal of yield maintenance accrual .......................                                  (2,420)
 Increase in deferred compensation ...........................      1,439
 Increase in stock appreciation rights .......................        642            856           705
 (Increase) decrease in other assets .........................     (1,386)            27           234
 Increase (decrease) in other liabilities ....................      4,299          1,066          (589)
                                                                ---------      ---------      --------
Cash Provided By Operations ..................................     26,864         14,061         7,512
                                                                ---------      ---------      --------
INVESTING ACTIVITIES
Investment in apartments .....................................    (37,034)        (1,263)       (8,505)
Construction expenditures ....................................     (6,209)       (11,753)
Proceeds from sale of real estate ............................      2,830
Investment in joint ventures .................................        358            (65)       (1,895)
Purchase of land for development .............................                                  (3,928)
Other real estate assets .....................................        251            179         3,985
Restricted cash ..............................................     (5,895)          (808)          861
Reduction in mortgage assets .................................      5,039          6,838         7,088
                                                                ---------      ---------      --------
Cash Used In Investing Activities ............................    (40,660)        (6,872)       (2,394)
                                                                ---------      ---------      --------
FINANCING ACTIVITIES
Issuance of real estate notes payable ........................     13,540                        6,895
Payment of loan costs ........................................       (793)           (71)
Proceeds from construction loan ..............................     12,595            255
Repayment of notes payable
 Real estate notes ...........................................     (2,860)          (357)       (7,955)
 Notes secured by mortgage assets ............................                                  (4,002)
Short-term borrowing .........................................     (2,014)        (2,481)        4,495
Construction costs payable ...................................     (1,581)         1,581
Stock issuance ...............................................      5,033             85            45
Payment of dividends .........................................     (8,506)        (6,308)       (6,304)
Distributions to Minority Interests ..........................     (1,428)
Other ........................................................        394             89
                                                                ---------      ---------      --------
Cash Provided By (Used In) Financing Activities ..............     14,380         (7,207)       (6,826)
                                                                ---------      ---------      --------
CASH AND CASH EQUIVALENTS
 Increase (decrease) during the period .......................        584            (18)       (1,708)
 Balance -- beginning of period ..............................      2,403          2,421         4,129
                                                                ---------      ---------      --------
 Balance -- end of period ....................................  $   2,987      $   2,403      $  2,421
                                                                =========      =========      ========
Supplemental Disclosure of Cash Flow Information
Interest paid ................................................  $  10,847      $   4,525      $  5,033
Interest capitalized .........................................        575             99
Stock issued for contract termination ........................      5,250
Non-cash transactions associated with acquisitions:
 Issuance of common stock ....................................     26,909
 Issuance of convertible LP Units ............................     19,527
 Notes payable assumed .......................................    100,092

                          ASR INVESTMENTS CORPORATION
                Consolidated Statement of Stockholders' Equity
             For the Years Ended December 31, 1997, 1996 and 1995
                                (In Thousands)


                                                                                                      Common
                                                           Additional                                Stock in
                                       Number of    Par      Paid-In                      Notes     Treasury --
                                         Shares    Value     Capital       Deficit     Receivable     at Cost       Total
                                         ------    -----     -------       -------     ----------     -------       -----
Balance, December 31, 1994 ..........    3,249      $32    $ 155,126     $ (115,747)                 $ (2,311)    $ 37,100
Net income ..........................                                         6,554                                  6,554
Dividends ...........................                                        (6,304)                                (6,304)
Stock issuance (repurchase) .........       54        1          696                     $ (652)                        45
                                         -----      ---    ---------     ----------      ------      --------     --------
Balance, December 31, 1995 ..........    3,303       33      155,822       (115,497)       (652)       (2,311)      37,395
Net income ..........................                                         8,841                                  8,841
Dividends ...........................                                        (6,308)                                (6,308)
Stock issuance (repurchase) .........        5                    53                        267          (235)          85
Other ...............................                             89                                                    89
                                         -----      ---    ---------     ----------      ------      --------     --------
Balance, December 31, 1996 ..........    3,308       33      155,964       (112,964)       (385)       (2,546)      40,102
Net income ..........................                                         9,834                                  9,834
Dividends ...........................                                        (8,506)                                (8,506)
Stock issuance (repurchase)
 (Notes 2 & 10) .....................    1,867       18       37,451                        118          (482)      37,105
                                         -----      ---    ---------     ----------      ------      --------     --------
Balance, December 31, 1997 ..........    5,175      $51    $ 193,415     $ (111,636)     $ (267)     $ (3,028)    $ 78,535
                                         =====      ===    =========     ==========      ======      ========     ========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1997, 1996 and 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business -- ASR Investments Corporation (the Company) is a real estate investment trust engaged in the acquisition and operation of apartment communities in the Southwestern United States. At December 31, 1997, the Company owned 41 apartment communities and one office building located in Arizona, Texas, New Mexico and Washington. Prior to 1994, the Company invested in mortgage assets. In early 1993, the Company determined to shift its focus to the acquisition, development and operation of apartment communities.

     Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Investments in joint ventures are accounted for on the equity method as the Company does not own a controlling interest. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     Common Stock -- On July 7, 1995, the Company effected a reverse stock split under which one new share of common stock was issued in exchange for five shares of outstanding stock. Accordingly, the consolidated financial statements reflect the reverse stock split and the number of common stock issued and the per share amounts have been adjusted for the reverse stock split for all years.

     Real Estate Investments and Depreciation -- Real estate is recorded at cost. Depreciation is computed on a declining balance basis over the estimated remaining useful lives of the assets, which are 27 1/2 years for buildings and improvements and 7 years for furniture, fixture and equipment. Expenditures for ordinary maintenance and repairs are charged to operations as incurred and significant renovations and improvements that improve or extend the useful life of the asset are capitalized.

     Revenue Recognition -- Rental income is recorded when due from tenants and is recognized monthly as it is earned, which is generally on a straight line basis.

     Deferred Loan Costs -- Deferred loan costs are amortized using the interest method over the terms of the related debt.

     Mortgage Assets -- The Company's mortgage interests entitled it to receive the excess of the cash flows on pools of mortgage instruments over the required payments on a series of structured financings which were secured. The Company also had the right to cause the early redemption of the structured financings under specified limited conditions; in such event, the mortgage instruments were sold and the net proceeds after the redemption of the structured financing were remitted to the Company. Redemption transactions occurred from time to time as specified conditions were met rather than on a monthly or quarterly basis; therefore, the amount of net proceeds and the income from the redemption transactions fluctuated significantly between periods.

     Presentation and Income Recognition. Mortgage assets are stated at their net investment amounts. Income was recognized using the prospective yield method. Under this method, an effective yield is calculated at the beginning of an accounting period using the then net carrying value of the asset and the estimated future net cash flow assuming no early redemption. The estimated future net cash flow is calculated using variable interest rates and current projected mortgage prepayment rates for the underlying mortgages. The calculated yield is used to accrue income for the accounting period. Actual cash flow received is first applied to the accrued income and any remaining amount is used to reduce the carrying value of the asset. Income from early redemption was recognized when the transaction was completed.

     Income Taxes -- The Company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended. As a REIT, the Company must distribute to its stockholders at least 95% of the higher of (i) its annual taxable income after the use of net operating loss carryforward or (ii) its annual excess inclusion income. Accordingly, no provision has been made for income taxes in the accompanying consolidated financial statements.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

     Minority Interests -- Net income is allocated to Minority Interests based on their respective ownership percentages in Heritage Communities L.P. LP units held by non-affiliates are considered common stock equivalents in the determination of earnings per share. See Note 4 for additional description of the Partnership.

     Gain on Sale of Real Estate -- Gains on sales of properties are recognized by the Company when the recognition criteria set forth by generally accounting principles have been met.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Stock Compensation -- In October 1995, the Financial Accounting Standards Board issued FASB No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require, companies to adopt a new accounting method for stock-based compensation awards. Companies that do not adopt the new accounting method are required to provide the disclosures required by the Statement for any awards made in 1995 and after. After December 15, 1994, the Company has not made any awards that would have been treated differently in the determination of net income under FASB No. 123 and accordingly, pro forma presentation is not required.

     Accounting for the Impairment of Long-Lived Assets -- Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the carrying amount of the asset, an impairment loss must be recorded for the difference between the carrying amount of the asset and the fair value.

     Earnings Per Share -- No earnings per share information has been presented as the Company was acquired by United Dominion Realty (see Note 3).

     Reclassification -- Certain reclassifications have been made to conform the prior years with the current year presentation.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

2. REAL ESTATE ACQUISITIONS AND DEVELOPMENT

     At December 31, 1996, the Company owned directly 18 apartment communities (2,683 units) in operation and one community (Finisterra Apartments) under construction. These communities are located in Arizona, Texas, and New Mexico. The Company completed the construction of the Finisterra Apartments (356 units) in June 1997. The Company made the following acquisitions during 1997 (dollars in thousands):


                                             First        Second       Third       Fourth
                                            Quarter      Quarter      Quarter     Quarter       Total
                                            -------      -------      -------     -------       -----
Number of communities acquired .........         1            17            4           1           23
Number of units acquired ...............       266         3,042        1,102         276        4,686
Total purchase price ...................    $4,450      $118,782      $39,996     $13,249     $176,477
Total mortgage loans ...................    $3,700      $ 75,696      $26,411     $ 7,825     $113,632

     Winton   Acquisition. On   April   30,  1997,  the  Company  completed  the
acquisition of 13 apartment communities containing 2,260 units located in Houston and Dallas, Texas and Pullman, Washington, and one office building located in Seattle, Washington (the "Winton Properties"). The acquisitions were made pursuant to a Master Combination and Contribution Agreement dated November 8, 1996. The sellers were 15 separate limited partnerships. The total purchase price of the properties was approximately $83,223,000. The Company (i) assumed or refinanced first mortgage loans totalling $49,396,000, (ii) issued 682,098 shares of common stock, (iii) issued limited partnership units ("LP Units") convertible to 943,701 shares of common stock of the Company after April 30, 1998; and (iv) paid the sellers $1,250,000 for transaction costs. As a part of the acquisition, the Company issued 70,284 shares of common stock to acquire the entire interests in Winton & Associates, the property management company for the Winton Properties.

     The acquisitions of the Winton Properties and Winton & Associates have been accounted for under the purchase method. The common stock and the LP Units are recorded at $20.038 per share, the average closing price of the Company's common stock for the ten days preceding the announcement of the acquisitions on November 19, 1996. The excess of the cost of the purchase price of Winton & Associates over the net tangible assets acquired is recorded as goodwill and is being amortized over 20 years.

     Merit Acquisition On September 18, 1997, the Company acquired a portfolio of three apartment communities (totaling 900 units) in Dallas, Texas, for approximately $29,346,000. The Company (i) obtained or assumed mortgage loans of approximately $18,511,000 with an average fixed interest rate of 7.57%, (ii) issued 374,581 shares of common stock and 27,721 of convertible LP Units, and
(iii) paid $2,400,000 in cash to the sellers. The Company plans to spend $1,900,000 on numerous substantive improvements to the communities.

     Individual Acquisitions In March 1997, the Company acquired a 266-unit apartment community in northwest Houston, Texas for $4,450,000. The Company plans to spend $700,000 on numerous substantive improvements to the community. The Company obtained a first mortgage loan of $3,700,000 with a fixed rate of 8.39%. The Company issued 86,500 shares of common stock for net proceeds of $1,622,000 to provide for the cash used in the acquisition.

     In April 1997, the Company acquired a 257-unit community in Houston, Texas, for $6,000,000 and obtained a first mortgage loan for $4,400,000 with a fixed interest rate of 8.57%. The Company plans to spend $600,000 on numerous substantive improvements to the community. On May 9, 1997, the Company acquired a 175-unit apartment community in Seattle, Washington, for $4,059,000 and obtained a first mortgage loan of $2,900,000 with a fixed interest rate of 8.67%. The Company plans to spend $400,000 on numerous substantive improvements to the community. The Company issued 187,847 shares of common stock for total net proceeds of $3,394,000 to pay for the two purchases.

     On September 30, 1997, the Company acquired a 202-unit apartment community located in Kennewick, Washington, for $10,650,000. The Company (i) assumed mortgage debt of $7,900,000 with an

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

interest rate of 7.87%, (ii) issued 91,678 shares of the Company's common stock and (iii) paid $650,000 in cash to the seller. As the community is relatively new, the Company does not plan to incur major capital improvement expenditures.

     On October 27, 1997, the Company acquired a 276-unit apartment community in Kitsap County, Washington, for $13,249,000. The Company (i) obtained or assumed mortgage loans of approximately $7,825,000 with an average fixed interest rate of 8.47%, (ii) issued 86,184 shares of common stock and (iii) paid $3,100,000 in cash to the seller. As the community is relatively new, the Company does not plan to incur major capital improvement expenditures.

     Development/Construction In Progress In March 1996, the Company began construction of a 356-unit apartment community, Finisterra Apartments, in Tempe, Arizona. At December 31, 1996, the Company had invested $14,694,000 of its own cash and began the lease up phase in December 1996. In June 1997, the construction was substantially completed at a total cost of approximately
$21,000,000. The Company obtained a $15,350,000 construction loan of which $255,000 was outstanding at December 31, 1996. The construction loan was converted to a mini-perm loan that bears interest at 2.5% over the one-month LIBOR. The loan becomes due on March 26, 1998 at which time the Company may renew the loan.

     Joint Ventures Prior to May 1997, the Company owned six apartment communities (1,441 units) through joint ventures in which the Company was a 15% equity partner and the managing partner. On May 1, 1997, the Company acquired the remaining interest in one joint venture, La Privada Apartments L.L.C., for $8,233,000 and sold to its partner the Company's entire interests in the other five joint ventures for total net proceeds of $2,062,000. The Company recorded a gain of $474,000 on the sale. The La Privada Apartments is a 350-unit community in Scottsdale, Arizona. The Company obtained a $3,000,000 loan to pay for the acquisition. The loan bears interest at 3% over LIBOR. The purchase increased the Company's investment in apartments by approximately $25,500,000 and real estate notes payable by $19,000,000.

     With the above transactions, the Company, at December 31, 1997, owned 41 apartment communities containing 7,725 units and an office building.

     Proforma Data The following selected unaudited pro forma results of operations data for the years ended December 31, 1997 and 1996 have been prepared as if the above transactions (excluding the sale described below) had occurred at January 1, 1996. The proforma data are provided for information purposes only and are not indicative of the results that would have occurred or which may occur in the future (in thousands).


                                                           1997           1996
                                                           ----           ----
         Real and other income .....................    $  46,822      $  44,759
         Real estate operating expenses:
            Operating ..............................      (21,306)       (20,642)
            Depreciation and amortization ..........       (9,634)        (9,839)
            Interest expense or
              real estate mortgages ................      (13,694)       (13,429)
                                                        ---------      ---------
         Income from real estate ...................        2,188            849
         Gain on sale of real estate ...............          474            --
         Income from mortgage assets ...............       17,265         12,103
         Acquisition related expenses ..............       (6,685)          (381)
         Administrative expenses ...................       (3,059)        (2,777)
         Other income (expenses), net ..............          340           (438)
                                                        ---------      ---------
         Proforma Net Income .......................    $  10,523      $   9,356
                                                        =========      =========

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

     Sale of Property

     On February, 20, 1998, the Company sold the 175-unit apartment community that it had acquired in May of 1997, for a sale price of $4,450,000. The Company received 73,858 shares of its Common Stock (valued at $1,616,000) from the buyer who also assumed the first mortgage loan. The Company did not realize a material gain or loss from the sale.

     Operating income from apartments is affected primarily by rental rates, occupancy rates and operating expenses. Rental rates and occupancy rates are affected by the strength of the local economy, the local housing market and the supply of and demand for new apartment communities.

3. UNITED DOMINION REALTY MERGER

     In December 1997, the Company announced the execution of a definitive agreement to which ASR will merge with and into a wholly-owned subsidiary of United Dominion Realty Trust ("UDR"). The merger has been structured as a tax-free transaction for ASR's shareholders and is expected to be effective March 27, 1998 pending shareholder approval at a special meeting of stockholders to be held on March 25, 1998. The merger provides that each share of common stock of ASR will be converted into the right to receive 1.575 shares of UDR's common stock and cash in lieu of the issuance of any fractional shares. The merger also provides that ASR will pay a closing dividend in an amount that will vary depending on the effective date of the merger. Assuming consummation of the merger on March 27, 1998, the closing dividend will be $.15 per share.

4. HERITAGE COMMUNITIES L.P.

     The Company formed Heritage Communities L.P. ("Heritage LP"), an operating partnership, in 1997 for the purpose of acquiring the Winton Properties and other apartment communities. Heritage is a Delaware limited partnership in which the Company and a wholly owned subsidiary of the Company, Heritage SGP, are the sole general partners. To the extent that Heritage LP has sufficient operating cash flows, holders of limited partnership units ("LP Units") will receive quarterly distributions per unit equal to the per share dividend on the Company's common stock. To the extent that Heritage LP has insufficient cash to pay the distributions, the holders of LP units will be credited for the unpaid distribution and interest on the unpaid distribution; such unpaid balances will be given priority for future distributions.

     Heritage LP's items of income, gain, loss and deduction are allocated among its partners, subject to certain special allocations, in a similar manner for purposes of both book gain or loss and tax gain or loss. Net income is allocated (i) first, to each limited partner to the extent that, on a cumulative basis, net losses previously allocated to the limited partners exceed net income previously allocated to limited partners, (ii) second, to each limited partner to the extent that such limited partner has been allocated on a cumulative basis, net income equal to the sum of the distributions paid to such limited partner and the unreturned balances in the accrual accounts and the unpaid distribution accounts maintained with respect to the LP Units held by such limited partner, and (iii) the general partners on a pro rata basis. Notwithstanding the allocations in (i) and (ii) above, at least one percent of each item of gain, loss, income and deduction for each year is allocated to the general partners.

     Net losses are allocated to the partners in accordance with their respective percentage interests in Heritage LP, except that net losses are not allocated to any limited partner to the extent that such allocation would cause the limited partner to have an adjusted capital account deficit at the end of the taxable year. All net losses in excess of such limitations will be allocated to the general partners on a pro rata basis

     The LP Units are convertible to one share of the Company's Common Stock after one year from the date of issuance. If an LP Unit is converted prior to April 30, 2007, the holder will also be paid any unpaid balances in the holder's distribution account. An LP Unit holder who exercises the conversion after April

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

30, 2007 will not be paid any unpaid balance in the holder's distribution account if the market value of the Company's common stock is equal to at least 110% of the sum of the initial contribution and the unpaid balance.

     Holders of LP Units do not have the right to take part in the management or control of the business or affairs of Heritage L.P. Amendment of the partnership agreement would require the consent of the general partners and more than 50% of the LP Units. Heritage L.P. will be dissolved upon the occurrence of certain specified and limited events or December 31, 2086.

     Heritage LP issued 943,701 LP Units to the sellers of the Winton Properties and 27,721 LP Units to the sellers of the three Dallas apartment communities acquired in September 1997. In 1997, Heritage LP issued 1,887,415 LP Units to the Company in connection with the 1997 acquisitions discussed in
Note 2. As of December 31, 1997, Heritage LP had 2,858,837 LP Units outstanding. Heritage LP declared a distribution of $0.50 per Unit for each of the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997.

5. MORTGAGE ASSETS

     In  1997,  the  Company  received  a  total of $20,880,000 from the sale or redemption of all remaining mortgage assets and realized total redemption income of $16,650,000. During 1996, the Company sold or exercised its redemption rights on nine mortgage assets for net proceeds of $13,625,000 and redemption income of $9,461,000. During 1995, the Company exercised its redemption rights on five mortgage assets for net proceeds of $6,348,000 and redemption income of $2,882,000. Using proceeds from one of the redemptions, in 1995, the Company prepaid its notes payable secured by mortgage assets and recorded income of $2,420,000 for the reversal of the excess yield maintenance accrual on such notes payable. The income was included in the 1995 income from redemptions and sales of mortgage assets.

     For 1996 and 1995, the average carrying value of the mortgage assets was $8,118,000 and $14,827,000, respectively, and the average prospective yield was 35% and 28%, respectively. At December 31, 1996 and 1995, the prospective yield was 38% and 29%.

     The cash flows and prospective yield income were affected primarily by mortgage prepayment rates and short-term interest rates. Higher mortgage prepayment rates or higher short-term rates reduced the income and total cash flows over the life of the mortgage assets. Income from mortgage asset redemptions was affected by the timing of meeting the specified conditions for redemptions and the value of the underlying mortgage instruments. As a result, mortgage asset redemptions did not occur on a regular basis and the income fluctuated significantly between periods. In addition, redemption of mortgage assets reduced the prospective yield income in future periods.

6. NOTES PAYABLE

Real estate notes payable

     During  1997,  the  Company obtained new mortgage loans or assumed existing
mortgage   loans   totaling  $113,632,000  in  connection  with  its  apartment acquisitions. In addition, as discussed in Note 2, the Company had obtained a $15,350,000 construction loan to finance the construction of its Finisterra apartment community. The loan bore interest at 1% per annum above the bank's prime rate. The interest rate at December 31, 1996 was 9.25%. At December 31, 1997 and 1996, the amount outstanding was $12,748,000 and $255,000. In
September 1997, the Company converted the construction loan into a miniperm loan that bears interest at 2.5% over the one-month LIBOR. The loan matures at the end of March 1998 at which time the Company may extend the loan or refinance it to a permanent loan at a lower interest rate.

     Excluding the construction loan, all the Company's mortgage loans are nonrecourse and non-cross collateralized. They generally have terms from seven to fifteen years. At December, 31, 1997, the mortgage loans consisted of $145,364,000 of fixed rate loans and $27,789,000 of variable rate loans which

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

includes the construction loan. All of the Company's mortgage loans were fixed rate at December 31, 1996. The fixed interest rates range from 7.1% to 10.1%, with a weighted average rate for all the Company's loans of 8.1% and 8.6% at December 31, 1997 and 1996. Amortization of deferred loan costs were $412,000, $155,000 and $120,000 for 1997, 1996 and 1995.

     The scheduled maturities of the real estate notes payable are as follows (in thousands):


                          1998 ..............    $ 15,863
                          1999 ..............       2,262
                          2000 ..............      17,426
                          2001 ..............      26,390
                          2002 ..............       2,143
                          2003-2017 .........     109,069
                                                 --------
                               Total ........    $173,153
                                                 ========

     On February, 27, 1998, the Company obtained a $2,500,000 short-term loan secured by one its apartment communities. The apartment community's first mortgage loan had been paid off in December 1997. The loan bears interest at one-month LIBOR plus 2.75% and matures on August 27, 1998.

     Short-term Borrowings (Secured By Mortgage Assets) -- At December 31, 1996, the Company had short-term borrowings of $2,014,000. These borrowings were secured by mortgage assets with a total carrying value of $3,084,000, respectively. The interest rate averaged 6.55% during 1996 and was 6.88% at December 31, 1996. During 1997, the Company paid off all of the short-term borrowings in connection with the sale of its mortgage asset portfolio.

7. STOCK OPTIONS

     The Company has two stock option plans which are administered by the Board of Directors. The purpose of the plans is to provide a means of performance-based compensation to attract and retain directors and key personnel.

     Under the plans, options to acquire a maximum of 140,000 shares of the Company's common stock may be granted at an exercise price not less than the fair market value of the stock. The options expire ten years after the date of grant. Upon exercise of the options, the Company can elect to distribute cash in lieu of shares.

     In addition, in connection with the renewal of the management agreement for 1994, the Company and Pima Mortgage L.P., (the "Manager" of the Company's operations), agreed to eliminate the incentive management fee provision and the Company granted to the partners of the Manager non-qualified options to purchase 309,800 shares of common stock and 90,200 shares of stock appreciation rights ("SARs") with an exercise price of $8.60 per share. The exercise price was 10% above the closing market price of the common stock on the grant date. The holders will also receive payments equal to the product of the per share dividend amount times the number of options and SARs outstanding. Upon exercise of the options, the Company can elect to distribute cash in lieu of shares. The options and SARs will expire in December 1998. In February 1997, two holders exchanged the value of 60.134 shares of SARs for options granted under the Company's KEPSOP (see Note 8). As of December 31, 1997, 30,067 SARs and 309,800 options were remaining and exercisable.

     In 1995, certain holders exercised options to purchase 50,496 shares by giving full recourse notes totaling $652,000 to the Company. In 1996, one holder exercised additional options of 2,667 shares by giving a full recourse note totaling $30,000 to the Company. The notes are secured by the shares of common stock issued and bear interest at the prime rate plus 1%. The notes are due on December 31, 1998 and can be repaid by giving the Company shares of common stock owned by the optionholders based on

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

the then market price on the common stock. During 1996, two optionholders paid off their notes of $297,000 using 12,011 of common stock and cash of $61,842. During 1997, one optionholder paid off his note with cash of $118,000. Notes outstanding at December 31, 1997 totaled $267,000.

     During 1996, the Company granted to three employees 165,000 SARs that expire December 16, 1998, in lieu of a salary or bonus compensation plan. The employees received payments equal to the product of the per share dividend amount times the number of SARs outstanding. At the beginning of 1997, the Company eliminated the dividend payment on one third of the employees' SARs and resumed a salary compensation plan for the three employees. At December 31, 1997, 61,667 of the stock appreciation rights for these employees were outstanding. During 1997 and 1996, as a result of the increase in the Company's common stock price, the Company recorded an accrual for the SARs of approximately $642,000 and $750,000, respectively, which is included in administrative expenses.

     Information on all stock options and stock appreciation rights granted is summarized below:


                                                                                      Weighted
                                                 Number of      Option Price          Average
                                                   Shares         Per Share        Exercise Price
                                                   ------         ---------        --------------
Stock Options:
Outstanding at December 31, 1995 ...........       357,744     $  8.13-$20.90          $  9.60
Options exercised ..........................        (4,666)    $ 11.25                 $ 11.25
                                                   -------
Outstanding at December 31, 1996 ...........       353,078     $  8.13-$20.90          $  9.60
                                                   -------
Options exercised ..........................        (1,725)    $  8.13-$11.19          $ 10.04
                                                   -------
Outstanding and exercisable at December
 31, 1997 ..................................       351,353     $  8.13-$20.90          $  9.60
                                                   =======
Options at December 31, 1997 consisted of
 the following:
   1991 options granted ....................        24,420     $ 20.00-$20.90          $ 20.07
   1990, 1992-1994 options granted .........       326,933     $  8.13-$13.13          $  8.80
                                                   -------
Outstanding at December, 31 1997 ...........       351,353     $  8.13-$20.90          $  9.60
                                                   =======
Stock Appreciation Rights:
Outstanding at December 31, 1995 ...........        90,200     $  8.60                 $  8.60
SARs granted ...............................       165,000     $ 16.50-$16.63          $ 16.55
                                                   -------
Outstanding at December 31, 1996 ...........       255,200     $  8.60-$16.63          $ 13.74
SARs exercised .............................      (163,466)    $  8.60-$16.63          $ 12.47
                                                  --------
Outstanding and exercisable at December
 31, 1997 ..................................        91,734     $  8.60-$16.63          $ 13.97
                                                  ========

     At December 31, 1997, the weighted average contractual life of the above stock options and stock appreciation rights was 1.4 and 1 years, respectively.

8. DEFERRED COMPENSATION ARRANGEMENTS

     In January 1997, the Company adopted a Key Executive Share Option Plan (the "KEYSOP") whereby participants could elect to defer the receipt of future compensation and exchange the value of such deferred compensation into options to purchase designated property from the Company. The Company is required to purchase the designated property for options granted. The obligations of the
Company to the participants are unsecured general obligations and the designated properties purchased by the Company are general assets of the Company. At December 31, 1997, the amounts deferred under the KEYSOP amounted $1,113,000 and the designated properties and the related liabilities are included in Other Assets and Other Liabilities, respectively, in the accompanying Consolidated Balance Sheet.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

     In addition, the Company approved deferred compensation agreements in 1997 whereby participants could elect to defer the receipt of future compensation until a future date. The obligations of the Company to the participants are unsecured general obligations. At December 31, 1997, such deferred compensation totalled $1,438,964 which is included in Other Liabilities in the accompanying Consolidated Balance Sheet.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The   Company's  financial  instruments  at  December  31,  1997  and  1996 consisted of real estate notes payable. Although management uses its best judgement in estimating the fair value of financial instruments, there are inherent limitations in any estimation technique and the estimates are thus not necessarily indicative of the amounts which the Company could realize on a current transaction. The Company has used the carrying value of real estate notes payable as their fair value. At December 31, 1997, the interest rates on the Company's notes payable approximated the market rates for debt instruments with similar terms and maturities.

10. RELATED PARTY TRANSACTIONS

     From the inception of the Company through April 30, 1997, Pima Mortgage L.P. (the "Manager"), managed the operations of the Company pursuant to a management agreement. The Company also had a property management agreement with Pima Realty Advisors, Inc. (the "Property Manager") for each of its apartment communities. The Manager and the Property Manager were owned by three principal executive officers of the Company. On April 30, 1997, pursuant to the approval of the Company's stockholders, the Company acquired the entire interests in the Manager and the Property Manager as well as 24,000 shares of ASR common stock owned by the Manager, for 262,008 shares of common stock and terminated the management agreements. The common stock issued was recorded at $20.038 per share which was the average closing price of the common stock for the ten days preceding the public announcement of the acquisition. In addition, the Company paid the three principal executive officers $802,700 in connection with the acquisition of the Winton Properties. As the contracts with the Pima entities were effectively terminated, the cost of the Pima entities and the amounts paid to the executive officers were recorded as an acquisition related expense in the accompanying statements of income. Furthermore, as a result of the acquisition, the Company has become a self-administered and self-managed REIT and the owners of the previous Manager continue to be executive officers and members of the Board of Directors of the Company.

     Pursuant to the agreement which was terminated April 30, 1997, the Manager received a base management fee of 3/8 of 1% per annum of the Company's average invested assets before deduction for reserves and depreciation. The management fees for 1997, 1996 and 1995 were $167,000, $386,000 and $374,000, respectively.

     Under the agreement, the Manager was required to reimburse the Company for any management fees received for the year to the extent that the operating expenses (as defined) for the year exceed the greater of 2% of the Company's average invested assets or 25% of its net income (as defined), unless the unaffiliated directors determine that a higher level of expenses is justified for such year. There were no such excess operating expenses in 1997 (prior to April 30, 1997), 1996 and 1995. Additionally, if the agreement was terminated without cause (as defined) or not renewed on terms as favorable to the Manager, the Manager was entitled to receive the management fees relating to the invested assets purchased prior to the termination date, for a three-year period as if the agreement had remained in effect.

     Under the agreement, the Manager had also performed certain analyses and other services in connection with the administration of structured financing related to the Company's mortgage assets. For such services, the Company paid the Manager $52,000 for 1997, $193,000 for 1996 and $216,000 for 1995.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

     As discussed in Note 7, the Company and the Manager agreed to eliminate the incentive fee provision in the management agreement beginning with 1994. The Company granted to the owners of the Manager options and stock appreciation rights ("SARs") that provide for dividend equivalent payments based on the per share amounts of dividends paid on the common stock. In 1997, 1996 and 1995, the dividend equivalent payments were $680,000, $800,000 and $800,000 which are included in administrative expenses. As a result of the increase in the common stock price, the Company recorded an accrual for the SARs of $214,000 in 1997, $101,000 in 1996 and $705,000 in 1995, which amounts are included in administrative expenses.

     As discussed above, the Company had a property management agreement with Pima Realty Advisors, Inc. (the "Property Manager"), an affiliate of the Manager, for each of its apartment properties. Under the property management agreements, the Property Manager provided the customary property management services at its cost without profit or distributions to its owners, subject to the limitation of the prevailing management fee rates for similar properties in the market. The costs were allocated to the Company monthly based on the ratio of the number of units owned by the Company relative to the total apartment units managed by the Property Manager. The costs allocated to the Company for 1997 (through April 30, 1997), 1996 and 1995 were $190,000, $466,000 and
$417,000 respectively.

11. TAXABLE INCOME (LOSS)

     As  of  December  31, 1997, the Company had an estimated net operating loss
("NOL") carryforward of $75,904,000 which can be used to offset taxable income other than excess inclusion income through 2009 (1999 for state taxes). The 1997, 1996 and 1995 dividends consist of the following:


                                                     1997      1996      1995
                                                     ----      ----      ----

         Ordinary Income ........................    33.6%      8.5%     14.5%
         Long Term Capital Gain -- 20% ..........    14.7%       --        --
         Long Term Capital Gain -- 28% ..........    10.0%     69.0%       --
         Return of Capital ......................    41.7%     22.5%     85.5%


     In 1997, 1996, and 1995, the Company had excess inclusion income from the residual interest in certain real estate mortgage investment conduits ("REMICs") which cannot be used to offset operating losses (including NOL carryforward) and deductions from other sources. Under the current tax law for REITs, excess inclusion income is required to be distributed as dividends. Substantially, all of the ordinary income for the 1996 and 1995 years is excess inclusion income. Approximately 88% of the ordinary income for 1997 is excess inclusion income.

     Net income reported in the accompanying consolidated financial statements is different than the taxable income due to the reporting of some income and expense items in different periods for income tax purposes. The difference consists primarily of (1) reserves taken on mortgage assets in prior years which were not allowed for income taxes, (2) differences in income recognition methods on mortgage assets and (3) excess inclusion income for tax purposes. These timing differences will reverse in future years.

     Taxable income for 1997 is subject to change when the Company prepares and files its income tax returns. The taxable income amounts also are subject to adjustments, if any, resulting from audits of the Company's tax returns by the Internal Revenue Service.

12. SUBSEQUENT EVENT

     On March 27, 1998, following the approval by the shareholders on March 25, 1998, the acquisition by UDR, which is described in Note 3, was consummated. In connection with the acquisition of ASR by UDR the following also occurred: (i) a closing dividend of $737,000 or $.15 per share was declared and

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1997, 1996 and 1995 -- (Continued)

paid, (ii) a distribution of $146,000 or $.15 per LP Unit was declared and paid by Heritage Communities L.P. to minority unitholders of LP Units, (iii) severance payments to employees of $1,071,000 were paid, (iv) employment agreement termination payments to executive officers of $1,225,000 were paid, and (v) all SARs outstanding, 91,734 shares, were exercised.

     In addition, on March 26, 1998, holders of options to purchase 309,801 shares of the Company's common stock exchanged the value of the stock options for options agreements granted under the Company's KEYSOP. The exchange resulted in a charge to income for financial accounting purposes of $4,256,000. On March 26, 1998, options to purchase 30,372 shares of the Company's common stock were exercised for which the Company elected to pay cash of $174,000.

     All of the above transactions were accounted for as 1998 transactions and are not reflected in the accompanying statements of operations for the year ended December 31, 1997.

13. QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in Thousands Except Per Share Amounts)


                                  Total                     Dividend
                                 Income      Net Income     Per share
                                 ------      ----------     ---------
     1997
     ----
     First .................    $ 9,557       $ 4,946       $   0.50
     Second ................     19,348         5,194           0.50
     Third .................     10,232          (106)          0.50
     Fourth ................     12,341          (200)          0.50
     1996
     ----
     First .................    $ 6,429       $ 2,340       $   0.50
     Second ................      7,529         3,326           0.50
     Third .................      7,129         2,092           0.50
     Fourth ................      5,585         1,083           0.50
     1995
     ----
     First .................    $ 7,983       $ 3,359       $   0.50
     Second ................      6,410         2,015           0.50
     Third .................      4,798           570           0.50
     Fourth ................      4,491           610           0.50

     The amount of net income for the second and third quarter have been restated to reflect the limited partnership units discussed in Note 4 as income allocated to minority interest is deducted in arriving at net income. This change reduced the amount of net income previously reported by $33,000 and $82,000 for the second and third quarters, respectively.

                       UNITED DOMINION REALTY TRUST, INC.
                  CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

         All acquisitions reported on this Form 8-K/A were consummated before March 31, 1998 and are therefore reflected in United Dominion Realty Trust, Inc.'s ("United Dominion") historical unaudited consolidated balance sheet at March 31, 1998 included in it's quarterly report on Form 10-Q for the quarter then ended. Effective at the close of business on March 27, 1998, United Dominion acquired ASR Investment Corporation ("ASR"), an Arizona based real estate investment trust in a statutory merger (the "Merger"). The Merger has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Assets and liabilities acquired were recorded at their estimated fair values at March 27, 1998 and results of operations are included from the date of acquisition.

         The unaudited consolidated pro forma statements of operations for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 are presented as if the Merger had occurred on January 1, 1997. In addition, the unaudited consolidated pro forma statements of operations for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 give effect to the following 1997 acquisitions as if they had occurred on January 1, 1997: (i) the acquisition of Crosswinds Apartments (formerly Tradewinds Apartments), Stoney Pointe Apartments (formerly Stoneybrooke Apartments) and Dominion Trinity Place Apartments, (formerly Trinity Place Apartments) on February 28, 1997, (ii) the acquisition of Anderson Mill Oaks Apartments acquired on March 25, 1997, Oak Ridge Apartments (formerly Post Oak Ridge Apartments) acquired on March 27, 1997, and Green Oaks Apartments (formerly Pineloch Apartments) and Skyhawk Apartments (formerly Seahawk Apartments) acquired on May 8, 1997, (iii) the July 1, 1997 portfolio acquisition of five apartment communities which consists of Lakeside Apartments, Mallards of Brandywine Apartments, Lotus Landing Apartments, Orange Oaks Apartments and Forest Creek Apartments, (iv) the acquisition of Greenhouse Patio Apartments (formerly Pecan Grove Apartments) and Braesridge Apartments acquired on September 26, 1997, Bammelwood Apartments acquired on October 30, 1997 and Camino Village Apartments acquired on November 20, 1997, and (v) the acquisition of Waterside at Ironbridge Apartments on September 29, 1997.

         The unaudited consolidated pro forma statements of operations have been prepared by the management of United Dominion. The unaudited consolidated pro forma statements of operations are not necessarily indicative of the results that would have occurred had the acquisitions been completed on the dates indicated, nor are purported to be indicative of future results. The unaudited consolidated pro forma statements of operations should be read in conjunction with United Dominion's audited consolidated financial statements for the twelve months ended December 31, 1997 (included in United Dominion's Form 10-K for the twelve months ended December 31, 1997) and its unaudited consolidated financial statements for the three months ended March 31, 1998 (included in United Dominion's Form 10-Q for the quarterly period ended March 31, 1998) and the accompanying notes thereto.

                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)




                                                                    Acquisition           Acquisition of
                                                                     of Option              Texas
                                               Historical (1)       Properties (2)        Properties (3)
                                               ----------------------------------------------------------
Revenues
     Rental income                             $     386,672           $      1,401      $        2,346
     Interest and other non-property income            1,123
                                               --------------   --------------------   -----------------
                                                     387,795                  1,401               2,346

Expenses
    Rental  expenses:
        Utilities                                     24,861                     79                 168
        Repairs and maintenance                       54,607                    152                 253
        Real estate taxes                             30,961                     76                 294
        Property management                           12,203                     70                  88
        Other rental expenses                         41,099                     87                 268
    Real estate depreciation                          76,688
    Interest                                          79,004
    General and administrative                         7,075
    Acquisition realted expenses
    Other depreciation and amortization                2,084
    Impairment loss on real estate held for
     disposition                                       1,400
                                               --------------   --------------------   -----------------
                                                     329,982                    464               1,071

Income from gains on sales of mortgage assets

Income before gains (losses) on sales of
    investments and minority interest of
    unitholders in operating partnership              57,813                    937               1,275
Gains on sales of investments                         12,664
Minority interest of unitholders in operating
    partnership                                         (278)
                                               --------------   --------------------   -----------------

Income before extraordinary item                      70,199                    937               1,275

Extraordinary items-early extinguishment of debt         (50)

                                               --------------   --------------------   -----------------

Net income                                            70,149                    937               1,275

Dividends to preferred shareholders                  (17,345)
                                               --------------   --------------------   -----------------
Net income available to common shareholders    $      52,804                    937               1,275
                                               ==============   ====================   =================



Basic earnings per common share                $        0.61
                                               ==============
Diluted earnings per common share                       0.60
                                               ==============


Dividends declared per common share            $        1.01
                                               ==============

Weighted average number of common shares-basic        87,145

Weighted average number of common shares-diluted      87,339









                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                                   Options Properties,
                                                                                                    Texas Properties
                                                                                                       and Florida
                                                                Acquisition of       Acquisition        Portfolio
                                                               Texas Properties     of Florida          Pro Forma
                                                                Adjustments (4)     Portfolio (5)      Adjustments
                                                           --------------------------------------------------------------
Revenues
     Rental income                                         $               473     $       2,943      $
     Interest and other non-property income
                                                           -------------------   ---------------   -------------------
                                                                           473             2,943                     0

Expenses
    Rental  expenses:
        Utilities                                                           36               207
        Repairs and maintenance                                             53               460
        Real estate taxes                                                   55               249
        Property management                                                 18               152                   (92) (6)
        Other rental expenses                                               48               466
    Real estate depreciation                                                                                     1,059  (7)
    Interest                                                                                                     2,801  (8)
    General and administrative
    Acquisition realted expenses
    Other depreciation and amortization
    Impairment loss on real estate held for disposition
                                                              -----------------   ---------------   -------------------
                                                                           210             1,534                 3,768

Income from gains on sales of mortgage assets

Income before gains (losses) on sales of investments and
    minority interest of unitholders in operating
     partnership                                                           263             1,409                (3,768)
Gains on sales of investments
Minority interest of unitholders in operating partnership
                                                              -----------------   ---------------   -------------------


Income before extraordinary item                                           263             1,409                (3,768)

Extraordinary items-early extinguishment of debt
                                                              -----------------   ---------------   -------------------


Net income                                                                 263             1,409                (3,768)

Dividends to preferred shareholders                           -----------------   ---------------   -------------------


Net income available to common shareholders                    $           263             1,409                (3,768)
                                                              =================   ===============   ===================



Basic earnings per common share

Diluted earnings per common share



Dividends declared per common share


Weighted average number of common shares-basic

Weighted average number of common shares-diluted





                                                                                                  Option Properties,
                                                                                                  Texas Properties
                                                                                                    and Florida
                                                              Acquisition      Acquisition of     and Waterside at
                                                               of Houston       Waterside at        Ironbridge
                                                             Portfolio (9)    Ironbridge (10)     Adjustments (11)
                                                         ------------------------------------------------------------
Revenues
     Rental income                                            $     7,317      $       1,456     $           1,127
     Interest and other non-property income
                                                           --------------   ----------------   -------------------
                                                                    7,317              1,456                 1,127

Expenses
    Rental  expenses:
        Utilities                                                     532                 77                    76
        Repairs and maintenance                                     1,275                143                   183
        Real estate taxes                                             842                 87                   118
        Property management                                           303                 58                    46
        Other rental expenses                                       1,021                112                   143
    Real estate depreciation
    Interest
    General and administrative
    Acquisition realted expenses
    Other depreciation and amortization
    Impairment loss on real estate held for disposition
                                                            --------------   ----------------   -------------------
                                                                    3,973                477                   566

Income from gains on sales of mortgage assets

Income before gains (losses) on sales of investments and
    minority interest of unitholders in operating
     partnership                                                    3,344                979                   561
Gains on sales of investments
Minority interest of unitholders in operating partnership
                                                            --------------   ----------------   -------------------


Income before extraordinary item                                    3,344                979                   561

Extraordinary items-early extinguishment of debt
                                                            --------------   ----------------   -------------------


Net income                                                          3,344                979                   561

Dividends to preferred shareholders                         --------------   ----------------   -------------------


Net income available to common shareholders                         3,344                979                   561
                                                            ==============   ================   ===================



Basic earnings per common share

Diluted earnings per common share



Dividends declared per common share


Weighted average number of common shares-basic

Weighted average number of common shares-diluted







                                                                                  Pro Forma
                                                      Pro Forma                  Before 1998          ASR
                                                      Adjustments                Acquisitions     Historical (16)
                                                      ------------------------------------------------------------
Revenues
     Rental income                                                           $           403,735 $         33,034
     Interest and other non-property income                                                1,123              732
                                                         ----------------       -----------------   --------------
                                                                       0                 404,858           33,766

Expenses
    Rental  expenses:
        Utilities                                                                         26,036            2,351
        Repairs and maintenance                                                           57,126            3,126
        Real estate taxes                                                                 32,682            2,972
        Property management                                         (103)(12)             12,743            1,320
        Other rental expenses                                                             43,244            5,308
    Real estate depreciation                                       1,437 (13)             79,184            6,335
    Interest                                                       3,304 (14)             85,109            9,642
    General and administrative                                                             7,075            3,114
    Acquisition realted expenses                                                                            6,684
    Other depreciation and amortization                                                    2,084              412
    Impairment loss on real estate held for disposition                                    1,400
                                                         ----------------       -----------------   --------------
                                                                   4,638                 346,683           41,264

Income from gains on sales of mortgage assets                                                              17,213

Income before gains (losses) on sales of investments and
    minority interest of unitholders in operating
    partnership                                                   (4,638)                 58,175            9,715
Gains on sales of investments                                                             12,664              474
Minority interest of unitholders in operating
    partnership                                                     (331)(15)               (609)            (355)
                                                         ----------------       -----------------   --------------

Income before extraordinary item                                  (4,969)                 70,230            9,834

Extraordinary items-early extinguishment of debt                                             (50)

                                                         ----------------       -----------------   --------------

Net income                                                        (4,969)                 70,180            9,834

Dividends to preferred shareholders                                                      (17,345)
                                                         ----------------       -----------------   --------------

Net income available to common shareholders                       (4,969)                 52,835            9,834
                                                         ================       =================   ==============



Basic earnings per common share

Diluted earnings per common share



Dividends declared per common share


Weighted average number of common shares-basic

Weighted average number of common shares-diluted








                                                                                                    Pro Forma      United Dominion
                                                            ASR Pro Forma    Disposition of           Merger          Pro Forma
                                                          Adjustments (17) Mortgage Assets (18)     Adjustments        Combined
                                                      ----------------------------------------------------------------------------
Revenues
     Rental income                                      $     13,640    $                     $                $          450,409
     Interest and other non-property income                     (162)                                                       1,693
                                                        -------------   ------------          --------------    ------------------
                                                              13,478                                                      452,102

Expenses
    Rental  expenses:
        Utilities                                              1,061                                                       29,448
        Repairs and maintenance                                1,782                                                       62,034
        Real estate taxes                                      1,520                                                       37,174
        Property management                                      240                                   (486)(19)           13,817
        Other rental expenses                                  1,498                                                       50,050
    Real estate depreciation                                   3,299                                   (194)(20)           88,624
    Interest                                                   3,847                                 (1,624)(21)           96,974
    General and administrative                                   (55)                                (2,432)(22)            7,702
    Acquisition realted expenses                                                                                            6,684
    Other depreciation and amortization                           24                                    (24)(23)            2,496
    Impairment loss on real estate held for
     disposition                                                                                                            1,400
                                                        -------------   ------------          --------------    ------------------
                                                              13,216                                 (4,760)              396,403

Income from gains on sales of mortgage assets                     52        (17,265)                                            0

Income before gains (losses) on sales of investments an
    minority interest of unitholders in operating
    partnership                                                  314        (17,265)                  4,760                55,699
Gains on sales of investments                                                                                              13,138
Minority interest of unitholders in operating
  partnership                                                                                                                (964)
                                                        -------------   ------------          --------------    ------------------

Income before extraordinary item                                 314        (17,265)                  4,760                67,873

Extraordinary items-early extinguishment of debt                                                                              (50)

                                                        -------------   ------------          --------------    ------------------

Net income                                                       314        (17,265)                  4,760                67,823

Dividends to preferred shareholders                                                                                       (17,345)
                                                        -------------   ------------          --------------    ------------------

Net income available to common shareholders                      314        (17,265)                  4,760                50,478
                                                        =============   ============          ==============    ==================



Basic earnings per common share                                                                              $                0.53
                                                                                                                 =================
Diluted earnings per common share                                                                                             0.52
                                                                                                                 =================


Dividends declared per common share                                                                          $                1.01
                                                                                                                 =================

Weighted average number of common shares-basic                                                         7,859 (25)           95,004

Weighted average number of common shares-diluted                                                         9,389 (25)           96,728








                       UNITED DOMINION REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    For the Three Months Ended March 31, 1998
                      (In thousands, except per share data)
                                   (unaudited)


                                                                                         Pro Forma          United Dominion
                                                    United Dominion        ASR            Merger              Pro Forma
                                                    Historical (1)    Historical (16)   Adjustments            Combined
                                                    ----------------  --------------   --------------       ---------------

Income
     Rental income                                $         104,249 $        11,730 $                    $         115,979
     Interest and non-property income                         1,012             252                                  1,264
                                                    ----------------  --------------   --------------       ---------------
                                                            105,261          11,982                0               117,243

Expenses
    Rental  expenses:
        Utilities                                             5,805             744                                  6,549
        Repairs and maintenance                              12,354           1,043                                 13,397
        Real estate taxes                                     9,052           1,177                                 10,229
        Property management                                   3,330             368             (114)(19)            3,584
        Other rental expenses                                10,480           1,890                                 12,370
    Depreciation of real estate owned                        20,928           2,613             (253)(20)           23,288
    Interest                                                 22,825           3,452             (474)(21)           25,803
    General and administrative                                2,163           1,273             (993)(22)            2,443
    Other depreciation and amortization                         746             189              (18)(23)              917
                                                    ----------------  --------------   --------------       ---------------
                                                             87,683          12,749           (1,852)               98,580
                                                    ----------------  --------------   --------------       ---------------

Income before gains on sales of investments and
    minority interest of unitholders in operating
    partnership                                              17,578            (767)           1,852                18,663
Gains on sales of investments                                  (260)                                                  (260)
Minority interest of unitholders in
  operating partnership                                        (135)           (363)                                  (498)
                                                    ----------------  --------------   --------------       ---------------

Extraordinary items                                                          (7,053)           7,053 (24)

Net income                                                   17,183          (8,183)           8,905                17,905

Dividends to preferred shareholders                          (5,650)                                                (5,650)
                                                    ----------------  --------------   --------------       ---------------

Net income available to common shareholders       $          11,533 $        (8,183)$          8,905     $          12,255
                                                    ================  ==============   ==============       ===============



Basic earnings per common share                   $             0.13                                     $             0.12
                                                    ================                                        ===============
Diluted earnings per common share                 $             0.13                                     $             0.12
                                                    ================                                        ===============

Distributions declared per common share           $           0.2625                                     $           0.2625
                                                    ================                                        ===============


Weighted average number of common
shares outstanding-basic                                      90,867                            7,743 (25)           98,610

Weighted average number of common
shares outstanding-diluted                                    92,115                            9,272 (25)          101,387


                       UNITED DOMINION REALTY TRUST, INC.
            NOTES TO CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND
                    THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

Basis of Presentation
The unaudited consolidated pro forma statements of operations on this Form 8-K/A reflect the historical results of United Dominion adjusted to reflect the operations of: (i) 39 apartment communities with 7,550 apartment homes owned by ASR that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998, (as previously reported on Form 8-K dated March 27, 1998 which was filed with the Securities and Exchange Commission on April 13, 1998), (ii) Crosswinds Apartments (formerly Tradewinds Apartments), Stoney Pointe Apartments (formerly Stoneybrooke Apartments) and Dominion Trinity Place Apartments, formerly (Trinity Place Apartments) acquired on February 28, 1997, (collectively the "Option Properties) (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997), (iii) Anderson Mill Oaks Apartments acquired on March 25, 1997, Oak Ridge Apartments (formerly Post Oak Ridge Apartments) acquired on March 27, 1997, Green Oaks Apartments (formerly Pineloch Apartments) and Skyhawk Apartments (formerly Seahawk Apartments) acquired on May 8, 1997, (collectively the "Texas Properties") (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15,
1997), (iv) a portfolio of five apartment communities containing 934 apartment homes acquired on July 1, 1997 (the "Florida Portfolio") which consist of Lakeside Apartments, Mallards of Brandywine Apartments, Lotus Landing Apartments , Orange Oaks Apartments and Forest Creek Apartments, (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997), (v) a portfolio of four apartment communities (collectively the "Houston Portfolio") which consist of Greenhouse Patio Apartments (formerly Pecan Grove Apartments) and Braesridge Apartments acquired on September 26, 1997, Bammelwood Apartments acquired on October 30, 1997 and Camino Village Apartments acquired on November 20, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997), and (vi) Waterside at Ironbridge Apartments acquired on September 29, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997). The above referenced acquisitions are shown as if they had occurred on January 1, 1997.

The unaudited consolidated pro forma statements of operations assume the Merger with ASR occurred on January 1, 1997. The Merger was accounted for as a purchase in accordance with Accounting Principles Board No. 16. Assets and liabilities acquired were recorded at their fair values at March 27, 1998 and the results of operations are included from the date of acquisition. In connection with the Merger, the Company issued 7,742,839 million shares of the Company's common stock at $14 per share for all of the outstanding common stock of ASR for an aggregate equity value of $108.4 million plus the issuance of 1,529,990 Units in the ASR Operating Partnership valued at $21.4 million. The Company acquired real estate assets of $313.7 million plus other operating assets of $8.8 million, respectively. In addition, the Company assumed mortgage debt totaling $179.4 million, at fair value and other liabilities of $13.6 million.

In addition, the unaudited consolidated pro forma statements of operations on this Form 8-K/A assume the acquisition of 17 communities containing 5,394 apartment homes for an aggregate purchase price of approximately $218.5 million, including closing costs as referenced in sections (ii) through (vi) of the above paragraphs. These acquisitions are assumed to have been purchased with bank line borrowings aggregating $145.9 million with a weighted average interest rate of 6.24%, the assumption of seven mortgage notes payable aggregating $60.1 million with a weighted average interest rate of 8.43% and the issuance of 849,498 Operating Partnership Units at $14.75 per Unit for an aggregate value of $12.5 million. These acquisitions are shown as if the acquisitions occurred on January 1, 1997.


 The unaudited consolidated pro forma statements of operations are not necessarily indicative of what United Dominion's results would have been for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 if the acquisitions had been consummated at the beginning of each period presented, nor do they purport to be indicative of the results of operations or financial position of United Dominion in future periods.

(1) Represents United Dominion's Historical Statements of Operations contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 1998 as filed with the Securities and Exchange Commission on May 15, 1998 and its Annual Report on Form 10-K for the twelve months ended December 31, 1997 as filed with the Securities and Exchange Commission on March 31, 1998.

(2) Represents the actual results of operations of the Option Properties as previously reported in the unaudited combined results of operations as appearing on Form 8-K/A No. 1 dated July 1, 1997 filed with the Securities and Exchange Commission on September 15, 1997.

(3) Represents the actual results of operations of the Texas Properties as previously reported in the unaudited combined results of operations as appearing on Form 8-K/A No. 1 dated July 1, 1997 filed with the Securities and Exchange Commission on September 15, 1997.

(4) Represents the operations of Oak Ridge Apartments (for the 26 day period from March 1, 1997 to March 26, 1997) and Anderson Mill Oaks Apartments (for the 24 day period from March 1, 1997 to March 24, 1997), which represents the period the properties were not owned by United Dominion during 1997 (based on the operating statements of the properties for the stub period January 1, 1997 to February 28, 1997). The unaudited combined statements of rental operations were for the stub period January 1, 1997 to February 28, 1997. Represents operations of Pineloch Apartments and Seahawk Apartments, (for the 7 day period from May 1, 1997 to May 7, 1997), which represents the period the properties were not owned by United Dominion during 1997 (based on the operating statements of the properties for the stub period January 1, 1997 to April 30, 1997). The unaudited combined statements of rental operations were for the stub period January 1, 1997 to April 30, 1997.

(5) Represents the actual results of operations of the Florida Portfolio as previously reported in the unaudited combined results of operations as appearing on Form 8-K/A dated July 1, 1997 filed with the Securities and Exchange Commission on September 15, 1997.

(6) Reflects the net reduction in property management fees for the Option Properties, Texas Properties and Florida Portfolio. United Dominion internally managed its apartment portfolio at an assumed cost of approximately 3.4% of rental income (based on 1997 actual information) at the time of the filing of the Form 8-K/A dated July 1, 1997 filed with the Securities and Exchange Commission on September 15, 1997. United Dominion used 96% of the amount reported as rental income in calculating the property management fee, as approximately 4% (based on 1997 actual information) of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(7) Reflects the net adjustments to record depreciation expense for the Option Properties, Texas Properties and Florida Portfolio as if the transactions had occurred on January 1, 1997. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the Properties. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset. United Dominion's policy is to record a full month of depreciation in the month of acquisition. The weighted average life of other improvements is approximately 7.67 years based upon the initial cost of the properties of $151.1 million. The allocation and useful lives are as follows (in thousands of dollars):






                                                                                                             Twelve Month
                                                                                   Useful Life                Depreciation
                                                          Purchase Price            In Years              Expense Adjustments *
                                                         ---------------           -----------            ----------------------

               Buildings                                 $   118,714                   35                       $  814
               Other Improvements                              7,822                 7.67                          245
               Land                                           24,612                  n/a                          --
                                                          -----------                                         --------
               Total                                      $  151,148                                          $  1,059
                                                          ===========                                         ========

               * Includes a pro forma adjustment for 2.88 months (1 month for the Option Properties, 2 months for Anderson Mill Oaks and Oak Ridge Apartments, 4 months for Pineloch Apartments and Seahawk Apartments, and 6 months for the Florida Portfolio) out of 12 months.

(8) Reflects the additional interest expense associated with the acquisition of the Option Properties, Texas Properties and Florida Portfolio which consists of the following: (i) variable-rate bank debt aggregating approximately $129.1 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each acquisition with a weighted average interest rate of 6.26% and (ii) the assumption of approximately $22.0 million of fixed-rate mortgage debt with a weighted average interest rate of 8.39% as outlined below (in thousands of dollars):

                                                                                                        Twelve Month
                                                                             Weighted Average        Interest Expense
               Acquisition                  Type of Debt        Amount       Interest  Rate             Adjustment
               --------------------------   ----------------------------------------------------------------------------------
               Option Properties            Bank Lines    $    36,774           6.058%                  $     360 **
               Option Properties            Secured Debt       22,063           8.389%                        299 **
               Texas Properties             Bank Lines         56,311           6.291%                        998 ***
               Florida Portfolio            Bank Lines         36,000           6.410%                      1,144 ****
                                                          -----------                                   ---------
                                                            $ 151,148                                   $   2,801
                                                          ===========                                   =========

**             Includes a pro forma adjustment for 59 out of 365 days.
***            Includes a pro forma adjustment for 103 out of 365
               days.
****           Includes a pro forma adjustment for 181 out of 365 days.


(9) Represents the actual results of operations of the Houston Portfolio as previously reported in the unaudited combined results of operations as appearing on Form 8-K/A dated October 21, 1997 filed with the Securities and Exchange Commission on December 31, 1997.

(10) Represents the actual results of operations of Waterside at Ironbridge Apartments as previously reported in the unaudited combined results of operations as appearing on Form 8-K/A No. 1 dated October 21, 1997 filed with the Securities and Exchange Commission on December 31, 1997.

(11) Represents the operations of Greenhouse Patio Apartments and Braesridge Apartments (for the 26 day period from September 1, 1997 to September 26, 1997) and Waterside at Ironbridge Apartments (for the 29 day period from September 1, 1997 to September 29, 1997), which represents the period the properties were not owned by United Dominion during 1997 (based on the operating statements of the properties for the stub period January 1, 1997 to August 31, 1997 which consists of 243 days). The unaudited combined statements of rental operations for these properties was for the stub period January 1, 1997 to August 31, 1997. In addition, this represents the operations of Bammelwood Apartments (for the 30 day period from October 1, 1997 to October 30, 1997) and Camino Village Apartments (for the 50 day period from October 1, 1997 to November 20, 1997). The unaudited combined statements of rental operations for these properties was for the stub period from January 1, 1997 to September 30, 1997.

(12) Reflects the net reduction in property management fees for the Houston Properties and Waterside at Ironbridge Apartments. United Dominion internally managed its apartment portfolio at an assumed cost of approximately 3.2% of rental income (based on 1997 actual information). The Company used 96% of the amount reported as rental income in calculating the property management fee, as approximately 4% (based on 1997 actual information) of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(13) Reflects the net adjustments to record depreciation expense for the Houston Properties and Waterside at Ironbridge Apartments, as if the transactions had occurred on January 1, 1997. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the properties. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset. United Dominion's policy is to record a full month of depreciation in the month of acquisition. The weighted average life of other improvements is approximately 7.72 years based upon the initial cost of the properties of $67.4 million. The allocation and useful lives are as follows (in thousands of dollars):

                                                                                                                 Twelve Month
                                                                                       Useful Life                Depreciation
                                                          Purchase Price                In Years              Expense Adjustments *
                                                          --------------               -----------             ------------------
               Buildings                                   $     50,828                     35                      $  1,027
               Other Improvements                                 4,415                   7.72                           410
               Land                                              12,120                    n/a                          --
                                                          -------------                                             --------
               Total                                      $     67,363                                              $  1,437
                                                          ============                                              ========

* Includes a pro forma adjustment for approximately 8.48 months (8 months for Greenhouse Patio Apartments, Braesridge Apartments and Waterside at Ironbridge Apartments and 10 months for Camino Village Apartments and 9 months for Bammelwood Apartments) out of 12 months.

(14) Reflects the additional interest expense associated with the acquisition of the Houston Properties and Waterside at Ironbridge Apartments which consists of the following: (i) variable-rate bank debt aggregating approximately $16.8 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each acquisition with a weighted average interest rate of 6.1% and (ii) the assumption of approximately $38.0 million of fixed-rate mortgage debt with a weighted average interest rate of 8.43% as outlined below (in thousands of dollars):

                                                                                                                     Twelve Month
                                                                                            Weighted Average        Interest Expense
               Acquisition                  Type of Debt                  Amount             Interest  Rate           Adjustment
               --------------------------   -----------------           ------------------  ----------------         -------------
               Houston Properties           Bank Lines                 $     6,877               6.089%            $      340**
               Houston Properties           Secured Debt                    32,874               8.685%                 2,245**
               Waterside                    Bank Lines                       9,949               6.087%                   451***
               Waterside                    Secured Debt                     5,133               7.000%                   268***
                                                                      ------------                                 ----------
                                                                        $   54,833                                  $   3,304
                                                                        ==========                                 ==========

** Includes a pro forma adjustment for approximately 297 out of 365 days.

*** Includes a pro forma adjustment for approximately 272 out of 365 days

(15) Reflects the additional minority interest expense associated with the acquisition of the Houston Properties. In connection with the acquisition of the Houston Properties, United Dominion issued 849,498 Operating Partnership Units at $14.75 per Unit for an aggregate value of $12.5 million. Assuming the acquisition of the Houston Properties on January 1, 1997 the minority interest ownership would have been 10.6339% of the Operating Partnership which had earnings of approximately $4.2 million for the twelve months ended December 31, 1997.

(16) Represents ASR's Historical Consolidated Statement of Operations for the twelve months ended December 31, 1997 as filed elsewhere herein and the actual results of operations of ASR for the period
               January 1, 1998 through March 27, 1998.   Certain
               reclassifications have been made to ASR's historical consolidated statements of operations to conform to United Dominion's presentation.

(17) Represents the cumulative pro forma adjustments reported by ASR on Form 8-K/A No. 1 dated October 27, 1997 filed with the Securities and Exchange Commission on January 6, 1998 to reflect the actual results of operations and the pro forma adjustments for ASR's 1997 acquisitions which included 22 communities with 4,208 apartment homes at a total cost of approximately $176.1 million.

(18) Represents the elimination of the income from the gains on sales or redemptions of mortgage assets reported by ASR during the periods presented. Beginning in 1996, ASR implemented a strategic plan to divest its mortgage assets portfolio and reinvest the net proceeds in the acquisition of apartment communities. ASR completed the sale of its remaining mortgage asset portfolio in June 1997, the net proceeds of which were primarily used to acquire apartment communities. The income from the gains on sales of mortgage assets is eliminated since these assets will not have a continuing impact on the results of operations for the combined entity.

(19) Reflects the net estimated reduction of property management costs of $486 and $114 for the twelve months ended December 31, 1997 and the three months ended March 31, 1998, respectively, based upon the identified historical costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger with ASR, as follows (in thousands of dollars):


                                                                          Twelve Months                            Three Months
                                                                                 Ended                                 Ended
                                                                        December 31, 1997                          March 31, 1998
                                                                        -----------------                          --------------
Net reduction in salary, benefits and other
   compensation due to the termination of ASR
   employees prior to the Merger in
   accordance with the Merger Agreement                                          $  377                                $   75
Net reduction in travel and entertainment                                            25                                     6
Net reduction in professional services                                               34                                    15
Net reduction in other expenses                                                      50                                    18
                                                                               --------                               -------
Pro forma adjustment                                                            $   486                                 $ 114
                                                                                =======                               =======

(20) Represents the net decrease in depreciation of real estate owned as a result of recording the ASR real estate at fair value versus historical cost and using United Dominion's depreciable lives. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 27.5 years. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset.

               Calculation of the fair value of depreciable real estate assets at March 27, 1998 (in thousands of dollars)::

                             Purchase price                                                                  $323,155
                             Less:         Purchase  price allocated to cash and cash equivalents              (5,934)
                                           Purchase price allocated to other assets                            (3,521)
                                           Purchase price allocated to land                                   (47,782)
                                           Purchase price allocated to real estate under development             (925)
                                           Purchase price allocated to real estate held for
                                               disposition                                                     (5,000)
                                                                                                              --------
                             Pro forma basis of ASR's depreciable real estate held for investment
                                            at fair value                                                     $259,993
                                                                                                            ===========

               Calculation of depreciation of real estate owned for the twelve months ended December 31,1997 and the three months ended March 31, 1998 (in thousands of dollars):


                                                                                      Twelve Months              Three Months
                                                                                          Ended                    Ended
                                                                                    December 31, 1997           March 31, 1998
                                                                                    -----------------           --------------
               Depreciation expense based upon an estimated weighted
                   average useful life of approximately 27.5 years                          $  9,440               $  2,360
               Less: ASR's pro forma depreciation of real estate owned                        (9,634)**              (2,613)
                                                                                         ------------              ---------
               Pro forma adjustment                                                         $   (194)              $   (253)
                                                                                         ============              ==========

                             ** Represents ASR's historical depreciation expense for the twelve months ended December 31, 1997 plus the cumulative pro forma adjustments to depreciation expense reported by ASR on Form 8-K/A No. 1 dated October 27, 1997 filed with the Securities and Exchange Commission on January 6, 1998 to reflect the actual results of operations and the pro forma adjustments for ASR's 1997 acquisitions.

(21) Represents the net adjustment to interest expense for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 associated with the Merger with ASR, as follows (in thousands of dollars):


                                                                                              Twelve Months           Three Months
                                                                                                  Ended                   Ended
                                                                                            December 31, 1997         March 31, 1998
                                                                                            -----------------         --------------
                             To adjust amortization of ASR's deferred financing
                                 costs which were eliminated in the Merger                       $  (412)                 $  (171)
                             To reflect amortization of the premium required to
                                 record ASR's mortgage notes payable at fair value                (1,261)                    (315)
                             To reflect additional borrowings of $792 under United
                                 Dominion's bank line borrowings at current
                                 market interest rates available to United Dominion
                                 of  6.14%                                                            49                       12
                                                                                                 --------                 --------
                             Pro forma adjustment                                                $(1,624)                 $  (474)
                                                                                                 ========                 ========

(22) Reflects the net estimated reduction of general and administrative expenses of $2,432 and $993 for the twelve months ended December 31, 1997 and the three months ended March 31, 1998, respectively, based upon the identified historical costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger with ASR, as follows (in thousands of dollars):


                                                                                               Twelve Months       Three Months
                                                                                                   Ended               Ended
                                                                                             December 31, 1997    March 31, 1998
                                                                                             -----------------    --------------
                             Net reduction in salary, benefits and other
                                compensation due to the termination of ASR
                                employees prior to the ASR Merger in
                                accordance with the ASR Merger Agreement                        $ 1,909               $  219
                             Net reduction in duplicative public company expenses                   333                  497
                             Net reduction in professional services                                  35                    7
                             Net reduction in other expenses                                        155                  270
                                                                                                -------               ------
                             Pro forma adjustment                                               $ 2,432               $  993
                                                                                                =======               ======

(23) Represents the elimination of the amortization of goodwill included in the ASR historical and pro forma financial statements which were eliminated in connection with the Merger.

(24) Represents the elimination of extraordinary items included in the ASR historical statement of operations for the period ended March 27, 1998 which relates to costs directly attributable to the Merger and are therefore non-recurring.

(25) The pro forma weighted average shares outstanding to reflect the Merger with ASR for the twelve months ended December 31, 1997 and the three months ended March 31, 1998, respectively, are computed as follows (in thousands of dollars):













                                                                               Twelve Months              Three Months
                                                                                  Ended                       Ended
                                                                             December 31, 1997           March 31, 1998
                                                                             -----------------           --------------
               ASR's pro forma weighted average common shares and
                   operating partnership units outstanding                      5,961                          5,887
               Less: units in the operating partnership                          (971)                          (971)
                                                                               -------                        -------
               ASR pro forma weighted average common shares
                  outstanding-basic                                             4,990                          4,916
               United Dominion pro forma weighted average common shares
                   outstanding-basic                                           87,145                         90,867
               Increase in United Dominion's common stock at the Exchange
                  Ratio of 1.575 for the ASR pro forma weighted average
                  common shares outstanding**                                   7,859                          7,743
                                                                               -------                       --------
               Pro forma combined common shares-basic                          95,004                         98,610
                                                                               =======                       ========

               ASR pro forma weighted average common shares
                  outstanding-diluted                                           9,389                          9,272
               United Dominion pro forma weighted average common shares
                   outstanding-diluted                                         87,339                         92,115
                                                                               ------                        --------
               Pro forma combined common shares-diluted                        96,728                        101,387
                                                                               ======                        ========

 ** Weighted average pro forma adjusted ASR common shares outstanding multiplied by the Exchange Ratio.